Exhibit 99.2

The Board of Directors and Stockholders

Beverly National Corporation

Beverly, Massachusetts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Beverly National Corporation and Subsidiary as of December 31, 2008 and 2007 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beverly National Corporation and Subsidiary as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 24, 2009

83 PINE STREET  •  WEST PEABODY, MASSACHUSETTS 01960-3635  •  TELEPHONE (978) 535-0206  •  FACSIMILE (978) 535-9908

smc@shatswell.com www.shatswell.com

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

(Dollars in thousands, except per share data)

	2008	2007
ASSETS
Cash and due from banks	$9,628	$10,752
Federal funds sold	6,550	3,706
Interest-bearing demand deposits with other banks	9	115
Short-term investments	363	922
Cash and cash equivalents	16,550	15,495
Investments in available-for-sale securities (at fair value)	103,623	114,793
Federal Home Loan Bank stock, at cost	4,086	3,452
Federal Reserve Bank stock, at cost	553	553
Loans, net of the allowance for loan losses of $4,127 and $3,614, respectively	334,639	318,356
Premises and equipment	8,386	7,321
Accrued interest receivable	1,769	1,805
Other assets	15,899	11,016
Total assets	$485,505	$472,791
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$74,872	$72,425
Interest-bearing	264,661	277,885
Total deposits	339,533	350,310
Federal Home Loan Bank advances	84,425	59,616
Securities sold under agreements to repurchase	13,289	11,638
Other liabilities	7,220	5,462
Total liabilities	444,467	427,026
Stockholders’ equity:
Preferred stock, $1.00 par value per share; 300,000 shares authorized; issued and outstanding none	—	—
Common stock, par value $2.50 per share; authorized 5,000,000 shares; issued 2,912,437 shares as of December 31, 2008 and 2,890,690 shares as of December 31, 2007; outstanding, 2,663,545 shares as of December 31, 2008 and 2,641,798 shares as of December 31, 2007	7,281	7,227
Paid-in capital	22,917	22,586
Retained earnings	18,459	21,050
Treasury stock, at cost (248,892 shares as of December 31, 2008 and 2007)	(4,370)	(4,370)
Unearned shares, Restricted Stock Plan (15,755 as of December 31, 2008 and 9,005 shares as of December 31, 2007)	(323)	(197)
Accumulated other comprehensive loss	(2,926)	(531)
Total stockholders’ equity	41,038	45,765
Total liabilities and stockholders’ equity	$485,505	$472,791

The accompanying notes are an integral part of these consolidated financial statements.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2008 and 2007

(In thousands, except per share data)

	2008	2007
Interest and dividend income:
Interest and fees on loans	$20,146	$20,682
Interest on debt securities:
Taxable	4,546	4,577
Tax-exempt	481	459
Dividends on marketable equity securities	1,100	652
Other interest	249	482
Total interest and dividend income	26,522	26,852

Interest expense:
Interest on deposits	6,299	7,940
Interest on other borrowed funds	2,809	3,073
Total interest expense	9,108	11,013
Net interest and dividend income	17,414	15,839
Provision for loan losses	814	395
Net interest and dividend income after provision for loan losses	16,600	15,444

Noninterest (charges) income:
Income from fiduciary activities	1,802	1,941
Fees from sale of non-deposit products	253	236
Service charges on deposit accounts	632	623
Other deposit fees	879	927
Gain on calls of available-for-sale securities, net	—	1
Writedown of available-for-sale securities	(6,971)	—
Gain on sales of loans, net	6	6
Income on cash surrender value of life insurance	301	232
Other income	673	962
Total noninterest (charges) income	(2,425)	4,928

Noninterest expense:
Salaries and employee benefits	8,745	8,527
Director fees	299	309
Occupancy expense	1,854	1,587
Equipment expense	902	882
Data processing fees	1,210	1,139
Marketing and public relations	417	461
Professional fees	748	907
Other expense	1,626	1,640
Total noninterest expense	15,801	15,452
(Loss) income before income tax (benefit) expense	(1,626)	4,920
Income tax (benefit) expense	(1,459)	1,350
Net (loss) income	$(167)	$3,570
(Loss) earnings per common share	$(.06)	$1.31
Earnings per common share, assuming dilution	$—	$1.30

The accompanying notes are an integral part of these consolidated financial statements.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

	Common Stock	Paid-in Capital	Retained Earnings	Treasury Stock	Unearned Shares, Restricted Stock Plan	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2006	$7,093	$21,772	$19,694	$(1,495)	$—	$(886)	$46,178
Comprehensive income:
Net income	—	—	3,570	—	—	—	—
Other comprehensive income, net of tax effect	—	—	—	—	—	355	—
Comprehensive income	—	—	—	—	—	—	3,925
Tax benefit for stock options	—	76	—	—	—	—	76
Stock awards (500 shares)	1	9	—	—	—	—	10
Dividends declared ($.80 per share)	—	—	(2,214)	—	—	—	(2,214)
Sale of 43,675 shares of common stock on exercise of stock options	109	534	—	—	—	—	643
Restricted stock awarded (9,275 shares)	24	179	—	—	(203)	—	—
Vesting of restricted stock awards (270 shares)	—	—	—	—	6	—	6
Purchase of treasury stock (138,487 shares)	—	—	—	(2,875)	—	—	(2,875)
Stock-based compensation expense	—	16	—	—	—	—	16
Balance, December 31, 2007	7,227	22,586	21,050	(4,370)	(197)	(531)	45,765
Comprehensive loss:
Net loss	—	—	(167)	—	—	—	—
Other comprehensive loss, net of tax effect	—	—	—	—	—	(2,395)	—
Comprehensive loss	—	—	—	—	—	—	(2,562)
Dividends declared ($.80 per share)	—	—	(2,115)	—	—	—	(2,115)
Sale of 12,747 shares of common stock on exercise of stock options	32	168	—	—	—	—	200
Restricted stock awarded (9,000 shares)	22	153	—	—	(175)	—	—
Vesting of restricted stock awards (2,250 shares)	—	—	—	—	49	—	49
Cumulative effect of a change in accounting principle—initial adoption of EITF 06-4	—	—	(309)	—	—	—	(309)
Stock-based compensation expense	—	10	—	—	—	—	10
Balance, December 31, 2008	$7,281	$22,917	$18,459	$(4,370)	$(323)	$(2,926)	$41,038

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2008 and 2007

(Dollars in thousands)

(continued)

Reclassification disclosure for the years ended December 31:

	2008	2007
Unrealized (losses) gains on securities
Net unrealized holding (loss) gain on available-for-sale securities	$(8,697)	$974
Reclassification adjustment for realized losses (gains) in net income	6,971	(1)
	(1,726)	973
Income tax benefit (expense)	733	(349)
	(993)	624
Comprehensive loss—pension and postretirement benefit plans	(2,373)	(455)
Income tax benefit	971	186
	(1,402)	(269)
Other comprehensive (loss) income, net of tax	$(2,395)	$355

Accumulated other comprehensive loss consists of the following as of December 31:

	2008	2007
Net unrealized holding losses on available-for-sale securities, net of taxes	$(1,137)	$(144)
Unrecognized pension and postretirement benefit plan expenses—SFAS No. 158, net of tax	(1,789)	(387)
	$(2,926)	$(531)

The accompanying notes are an integral part of these consolidated financial statements.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008 and 2007

(In thousands)

	2008	2007
Cash flows from operating activities:
Net (loss) income	$(167)	$3,570
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	770	748
Stock awards	82	49
Stock-based compensation	10	16
(Accretion) amortization of securities, net	(106)	26
Write-down of available-for-sale securities	6,971	—
Gain on calls of available-for-sale investments, net	—	(1)
Change in deferred loan costs, net	13	18
Provision for loan losses	814	395
Deferred tax benefit	(3,104)	(202)
Decrease in taxes receivable	210	130
Decrease in interest receivable	36	35
Decrease (increase) in prepaid expenses	51	(2)
Decrease in mortgage servicing rights	23	34
Increase in other assets	(16)	(21)
(Decrease) increase in interest payable	(548)	421
(Decrease) increase in accrued expenses	(157)	117
(Decrease) increase in other liabilities	(252)	173
Increase in cash surrender value of life insurance	(301)	(232)
(Increase) decrease in RABBI Trust trading securities	(42)	102
Net cash provided by operating activities	4,287	5,376

Cash flows from investing activities:
Purchases of available-for-sale securities	(24,357)	(25,102)
Proceeds from maturities of available-for-sale securities	26,936	22,810
Redemption of Federal Home Loan Bank stock	—	371
Purchases of Federal Home Loan Bank stock	(634)	(320)
Purchase of Federal Reserve Bank stock	—	(365)
Loan originations and principal collections, net	(14,351)	(16,027)
Purchases of loans	(2,817)	(265)
Recoveries of loans previously charged off	58	190
Capital expenditures	(1,835)	(1,784)
Net cash used in investing activities	(17,000)	(20,492)
Cash flows from financing activities:
Net increase (decrease) in demand deposits, NOW and savings accounts	6,318	(11,601)
Net (decrease) increase in time deposits	(17,095)	9,053
Advances from Federal Home Loan Bank	19,570	25,500
Payments of Federal Home Loan Bank advances	(12,331)	(17,214)
Net increase in short term FHLB advances	17,570	4,330
Increase (decrease) in securities sold under agreements to repurchase	1,651	(4,734)
Proceeds from exercise of stock options	200	643
Purchase of treasury stock	—	(2,875)
Dividends paid	(2,115)	(2,214)
Net cash provided by financing activities	13,768	888
Net increase (decrease) in cash and cash equivalents	1,055	(14,228)
Cash and cash equivalents at beginning of year	15,495	29,723
Cash and cash equivalents at end of year	$16,550	$15,495
Supplemental disclosures:
Interest paid	$9,656	$10,592
Income taxes paid	1,435	1,422
Due to broker	—	(473)

The accompanying notes are an integral part of these consolidated financial statements.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 1—NATURE OF OPERATIONS

Beverly National Corporation (Company) is a state chartered corporation that was organized in 1984 to become the holding company of Beverly National Bank (Bank). The Company’s primary activity is to act as the holding company for the Bank. The Bank is a federally chartered bank, which was founded in 1802 and is headquartered in Beverly, Massachusetts. The Bank operates its business from eight full service branches and two educational banking offices located in Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential and commercial real estate loans, and in consumer and small business loans. The Bank also operates a Wealth Management department that offers fiduciary and investment services.

NOTE 2—ACCOUNTING POLICIES

The accounting and reporting policies of the Company and its subsidiary conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry. The consolidated financial statements were prepared using the accrual basis of accounting with the exception of fiduciary activities and certain minor sources of income which are reflected on a cash basis. The results of these activities do not differ materially from those which would result from using the accrual method. The significant accounting policies are summarized below to assist the reader in better understanding the consolidated financial statements and other data contained herein.

USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PRESENTATION:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank and the Bank’s wholly-owned subsidiary Beverly National Security Corporation. Beverly National Security Corporation was established for the exclusive purpose of buying, selling or holding securities. All significant intercompany accounts and transactions have been eliminated in the consolidation.

CASH AND CASH EQUIVALENTS:

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks, interest-bearing demand deposit accounts with other banks, short-term investments and federal funds sold.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

Cash and due from banks as of December 31, 2008 and 2007 includes $350 and $368, respectively, which is subject to withdrawals and usage restrictions to satisfy the reserve requirements of the Federal Reserve Bank.

As of December 31, 2008, the Company has $10,104 in total cash and cash equivalents held at Eastern Bank which represents 24.6% of total stockholders’ equity.

SECURITIES:

Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed so as to approximate the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. These security classifications may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

•                  Held-to-maturity securities are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements.

•                  Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

•                  Trading securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

On December 8, 2008, the Federal Home Loan Bank of Boston announced a moratorium on the repurchase of excess stock held by its members. The moratorium will remain in effect indefinitely.

LOANS:

Loans receivable that management has the intent and ability to hold until maturity or payoff are reported at their outstanding principal balances adjusted for amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Interest on loans is recognized on a simple interest basis.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan’s yield. The Company is amortizing these amounts over the contractual life of the related loans.

Residential real estate loans are generally placed on nonaccrual when reaching 90 days past due or in process of foreclosure. All closed-end consumer loans 90 days or more past due and any equity line in the process of foreclosure are placed on nonaccrual status. Secured consumer loans are written down to realizable value and unsecured consumer loans are charged-off upon reaching 120 days past due depending on the type of loan. Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on nonaccrual status, unless secured by sufficient cash or other assets immediately convertible to cash. When a loan has been placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectibility of principal is reasonably assured and the loan has performed for a period of time, generally six months.

Cash receipts of interest income on impaired loans are credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

ALLOWANCE FOR LOAN LOSSES:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

PREMISES AND EQUIPMENT:

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

SERVICING:

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Statement of Financial Accounting Standards (SFAS) No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring.” These properties are carried at the lower of cost or fair value less estimated costs to sell. Any write down from cost to fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for loan losses. Expenses incurred in connection with maintaining these assets, subsequent write downs and gains or losses recognized upon sale are included in other expense.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

In accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” the Company classifies loans as in-substance repossessed or foreclosed if the Company receives physical possession of the debtor’s assets regardless of whether formal foreclosure proceedings take place.

FAIR VALUES OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

Cash and cash equivalents:  The carrying amounts reported in the balance sheets for cash and cash equivalents approximate those assets’ fair values.

Securities:  Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans receivable:  For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated by discounting the future cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued interest receivable:  The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities:  The fair values disclosed for demand deposits, regular savings, NOW accounts, and money market accounts are equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank advances:  The carrying amounts reported on the consolidated balance sheet for these borrowings approximate their fair value.

Securities sold under agreements to repurchase:  The carrying amounts reported on the consolidated balance sheets for securities sold under agreements to repurchase approximate their fair values.

Off-balance sheet instruments:  The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

ADVERTISING:

The Company directly expenses costs associated with advertising as they are incurred.

INCOME TAXES:

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. It is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities.

STOCK BASED COMPENSATION:

At December 31, 2008, the Company has five stock-based employee compensation plans which are described more fully in Note 10. The Company accounts for the plans under SFAS No. 123(R) “Share-Based Payment.” During the years ended December 31, 2008 and 2007, $10 and $16, respectively, in stock-based employee compensation was recognized. In addition, $82 and $49 of compensation cost was recognized in 2008 and 2007, respectively, for annual stock awards of 0 shares and 500 shares to an executive officer under his employment agreement and for compensation costs related to the 2005 Restricted Stock Plan.

SUPPLEMENTAL RETIREMENT PLAN:

In connection with its Supplemental Retirement Plan, the Company established a RABBI Trust to assist in the administration of the plan. The accounts of the RABBI Trust are consolidated in the Company’s consolidated financial statements. Any trading securities held by the RABBI Trust are accounted for in accordance with SFAS No. 115.

EARNINGS PER SHARE:

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

RECENT ACCOUNTING PRONOUNCEMENTS:

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for the financial

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

In September 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) on Issue No. 06-4 “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,” (EITF Issue 06-4). EITF 06-4 requires companies with an endorsement split-dollar life insurance arrangement to recognize a liability for future postretirement benefits. The effective date is for fiscal years beginning after December 15, 2007, with earlier application permitted. The Company should recognize the effects of applying this issue through either (a) a change in accounting principle through a cumulative effect adjustment to retained earnings or (b) a change in accounting principle through retrospective application to all periods. The adoption of the new issue did not have a material impact on the Company’s financial position, results of operations or cash flows. (See Note 12)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. The FASB’s FSP FAS 157-2, “Effective Date of FASB Statement No. 157”, defers until January 1, 2009, the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities not recognized or disclosed at least annually at fair value. This includes nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination or other new basis event, but not measured at fair value in subsequent periods. The Company adopted this statement on January 1, 2008. See Note 14—Fair Value Measurements for additional information.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 permits entities, at specified election dates, to choose to measure certain financial instruments at fair value that are not currently required to be measured at fair value. The fair value option is applied on an instrument-by-instrument basis, is irrevocable and can only be applied to an entire instrument and not to specified risks, specific cash flows, or portions of that instrument. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date and upfront fees and costs related to those items will be recognized in earnings as incurred and not deferred. SFAS No. 159 is effective in fiscal years beginning after November 15, 2007 and may not be applied retrospectively. The adoption of the new standard did not have a material impact on the Company’s financial position, results of operations or cash flows. See Note 14—Fair Value Measurements for additional information.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements and Amendment of ARB No. 51 (“SFAS No. 160”). The new pronouncement

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 2—ACCOUNTING POLICIES (Continued)

requires all entities to report noncontrolling (minority) interests in subsidiaries as a component of stockholders’ equity. SFAS No. 160 will be effective for fiscal years beginning after December 15, 2008. Early adoption is prohibited. Management does not anticipate that this statement will have a material impact on the Company’s financial condition and results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (SFAS 141(R)). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. It also amends the accounting treatment for certain specific items including acquisition costs and non controlling minority interests and includes a substantial number of new disclosure requirements. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

In February 2008, the FASB issued FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.” This FSP provides guidance on how the transferor and transferee should separately account for a transfer of a financial asset and a related repurchase financing if certain criteria are met. This guidance will be effective January 1, 2009. The adoption of this new FSP is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (SFAS 161). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This FSP provides guidance as to factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets.” This guidance will be effective January 1, 2009. The adoption is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This standard formalizes minor changes in prioritizing accounting principles used in the preparation of financial statements that are presented in conformity with GAAP. This standard became effective November 15, 2008.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 3—INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES

Debt and equity securities have been classified in the consolidated balance sheets according to management’s intent. The amortized cost of securities and their approximate fair values are as follows as of December 31:

	Amortized Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2008:
Debt securities issued by U.S. government corporations and agencies	$8,190	$97	$1	$8,286
Debt securities issued by states of the United States and political subdivisions of the states	12,319	24	608	11,735
Corporate debt securities	1,955	—	10	1,945
Trust preferred securities	11,699	3	1,192	10,510
Marketable equity securities	681	1	7	675
Mortgage-backed securities	70,366	1,431	1,725	70,072
Debt securities issued by foreign governments	400	—	—	400
	$105,610	$1,556	$3,543	$103,623
December 31, 2007:
Debt securities issued by U.S. government corporations and agencies	$12,690	$127	$8	$12,809
Debt securities issued by states of the United States and political subdivisions of the states	12,325	24	155	12,194
Trust preferred securities	9,322	—	382	8,940
Marketable equity securities	3,645	93	7	3,731
Mortgage-backed securities	76,672	383	335	76,720
Debt securities issued by foreign governments	400	—	1	399
	$115,054	$627	$888	$114,793

The scheduled maturities of available-for-sale debt securities and trust preferred securities were as follows as of December 31, 2008:

Fair Value
Due within one year	$3,677
Due after one year through five years	2,332
Due after five years through ten years	2,914
Due in more than ten years	23,953
Mortgage-backed securities	70,072
$102,948

There were no sales of available-for-sale securities in 2008 and 2007.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 3—INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES (Continued)

The aggregate amortized cost basis and fair value of securities of issuers which exceeded 10% of stockholders’ equity were as follows as of December 31, 2008:

Issuer	Amortized Cost Basis	Fair Value
Wells Fargo	$7,099	$6,210
MMCapS Funding 1 Ltd.	5,186	4,212

Total carrying amounts of $46,512 and $55,640 of securities were pledged to secure treasury tax and loan, trust funds and public funds on deposit, and securities sold under agreements to repurchase as of December 31, 2008 and 2007, respectively.

In connection with its supplemental retirement plan described in Note 11, the Company set up a RABBI Trust which holds trading securities. The RABBI Trust is included in other assets on the consolidated balance sheets. The portion of trading gains for the years ended December 31, 2008 and 2007 that relates to trading securities still held at year end amounted to $7 and $21, respectively. The fair value of trading securities held in the RABBI Trust as of December 31, 2008 and 2007 was $350 and $308, respectively.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 3—INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES (Continued)

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more, and are not other than temporarily impaired, are as follows:

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2008:
Debt securities issued by U.S. government corporations and agencies	$999	$1	$—	$—	$999	$1
Debt securities issued by states of the United States and political subdivisions of the states	7,495	403	2,287	205	9,782	608
Corporate debt securities	1,945	10	—	—	1,945	10
Mortgage-backed securities	14,602	1,725	—	—	14,602	1,725
Marketable equity securities	—	—	572	7	572	7
Trust preferred securities	3,331	217	4,213	975	7,544	1,192
Total temporarily impaired securities	$28,372	$2,356	$7,072	$1,187	$35,444	$3,543
December 31, 2007:
Debt securities issued by U.S. government corporations and agencies	$—	$—	$2,992	$8	$2,992	$8
Debt securities issued by states of the United States and political subdivisions of the states	4,903	64	5,433	91	10,336	155
Mortgage-backed securities	5,241	92	30,037	243	35,278	335
Debt securities issued by foreign governments	—	—	399	1	399	1
Marketable equity securities	—	—	548	7	548	7
Trust preferred securities	8,940	382	—	—	8,940	382
Total temporarily impaired securities	$19,084	$538	$39,409	$350	$58,493	$888

The investments in the Company’s investment portfolio that are temporarily impaired as of December 31, 2008 consist primarily of debt and mortgage-backed securities issued by U.S. government corporations and agencies with strong credit ratings and trust preferred securities. Unrealized losses on debt securities issued by states of the United States and political subdivisions of the states include twenty one securities, with nineteen issuers. Unrealized losses on mortgage-backed securities consist mostly of six securities, with five issuers. Unrealized losses on trust preferred securities consist of five securities with three issuers. The unrealized losses in the above table are primarily attributable to

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 3—INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES (Continued)

changes in market interest rates and recent uncertainties in the financial markets. Company management has the ability to hold debt securities to maturity and equity securities until cost recovery occurs and does not intend to sell these securities in the near term future. Therefore, the December 31, 2008 unrealized losses are determined to be temporary.

NOTE 4—LOANS

Loans consisted of the following as of December 31:

	2008	2007
Commercial, financial and agricultural	$50,952	$39,343
Real estate—construction and land development	4,326	17,042
Real estate—residential	125,281	120,512
Real estate—commercial	141,497	127,819
Consumer	2,398	2,392
Other	13,656	14,193
	338,110	321,301
Allowance for loan losses	(4,127)	(3,614)
Deferred loan costs, net	656	669
Net loans	$334,639	$318,356

Changes in the allowance for loan losses were as follows for the years ended December 31:

	2008	2007
Balance at beginning of period	$3,614	$3,044
Loans charged off	(359)	(15)
Provision for loan losses	814	395
Recoveries of loans previously charged off	58	190
Balance at end of period	$4,127	$3,614

Certain directors and executive officers of the Company and companies in which they have significant ownership interest were customers of the Bank during 2008. Total loans to such persons and their companies amounted to $331 as of December 31, 2008. During 2008, principal payments and advances totaled $73 and $227, respectively.

The following table sets forth information regarding nonaccrual loans and accruing loans 90 days or more overdue as of December 31:

	2008	2007
Total nonaccrual loans	$186	$259
Accruing loans which are 90 days or more overdue	$—	$—

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 4—LOANS (Continued)

Information about loans that meet the definition of an impaired loan in SFAS No. 114 is as follows:

	December 31,
	2008		2007
	Recorded Investment In Impaired Loans	Related Allowance For Credit Losses	Recorded Investment In Impaired Loans	Related Allowance For Credit Losses
Loans for which there is a related allowance for credit losses	$186	$28	$234	$5
Loans for which there is no related allowance for credit losses	—	—	—	—
Totals	$186	$28	$234	$5
Average recorded investment in impaired loans during the year ended December 31	$210		$18
Related amount of interest income recognized during the time, in the year ended December 31, that the loans were impaired Total recognized	$—		$—
Amount recognized using a cash-basis method of accounting	$—		$—

Loans serviced for others are not included in the accompanying balance sheets. As of December 31, 2008 and 2007, the unpaid principal balances of loans serviced for others were $26,497 and $28,445, respectively.

Changes in mortgage servicing rights, which are included in other assets, were as follows for the years ended December 31:

	2008	2007
Balance at beginning of period	$59	$93
Amortization	(23)	(34)
Balance at end of period	$36	$59

No valuation allowance for the carrying amount of mortgage servicing rights at December 31, 2008 and 2007 was recorded because management estimated that there was no impairment in the carrying amount of those rights. The fair values of these rights approximated their carrying amount.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 5—PREMISES AND EQUIPMENT

The following is a summary of premises and equipment as of December 31:

	2008	2007
Land	$364	$364
Buildings	4,581	4,322
Furniture and equipment	6,082	5,691
Leasehold improvements	7,236	6,051
	18,263	16,428
Accumulated depreciation and amortization	(9,877)	(9,107)
	$8,386	$7,321

Depreciation and amortization expense for the years ended December 31, 2008 and 2007 amounted to $770 and $748, respectively.

NOTE 6—DEPOSITS

The aggregate amount of time deposit accounts in denominations of $100 or more was $23,429 and $31,716 as of December 31, 2008 and 2007, respectively.

For time deposits as of December 31, 2008, the scheduled maturities for the years ended December 31, are:

2009	$58,777
2010	7,936
2011	1,469
2012	3,558
2013	288
$72,028

Deposits from related parties held by the Company as of December 31, 2008 and 2007 amounted to $4,770 and $2,750, respectively.

NOTE 7—FEDERAL HOME LOAN BANK ADVANCES

Advances consist of funds borrowed from the Federal Home Loan Bank of Boston (FHLB).

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 7—FEDERAL HOME LOAN BANK ADVANCES (Continued)

Maturities of advances from the FHLB for the years ending after December 31, 2008 are summarized as follows:

2009	$41,318
2010	8,512
2011	1,986
2012	3,327
2013	7,282
Thereafter	22,000
Total	$84,425

At December 31, 2008, the following advances from the FHLB were redeemable at par at the option of the FHLB:

MATURITY DATE	OPTIONAL REDEMPTION DATE	AMOUNT
December 14, 2010	March 16, 2009 and quarterly thereafter	$3,000
May 25, 2012	February 25, 2009 and quarterly thereafter	3,000
October 10, 2013	January 12, 2009 and quarterly thereafter	5,000
January 20, 2015	January 20, 2009 and quarterly thereafter	4,000
May 30, 2017	March 2, 2009 and quarterly thereafter	3,000
June 8, 2017	March 9, 2009 and quarterly thereafter	3,000
July 20, 2017	January 20, 2009 and quarterly thereafter	3,000
July 31, 2017	February 2, 2009 and quarterly thereafter	5,000
January 17, 2018	January 20, 2009 and quarterly thereafter	4,000

Amortizing advances are being repaid in equal monthly payments and are being amortized from the date of the advance to the maturity date on a direct reduction basis.

Borrowings from the FHLB are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain unencumbered investment securities and other qualified assets.

At December 31, 2008, the interest rates on FHLB advances ranged from 0.38% to 5.07%. At December 31, 2008, the weighted average interest rate on FHLB advances was 2.51%.

NOTE 8—SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The securities sold under agreements to repurchase as of December 31, 2008 are securities sold on a short term basis by the Bank that have been accounted for not as sales but as borrowings. The securities consisted of mortgage-backed securities issued by U.S. government corporations, debt securities issued by states of the United States and political subdivisions of the states and preferred stocks. The securities were held in the Bank’s safekeeping accounts at correspondent banks under the control of the Bank, and in the Bank’s trust department. The securities are pledged to the purchasers of the securities. The purchasers have agreed to sell to the Bank substantially identical securities at the maturity of the agreements.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 9—INCOME TAX (BENEFIT) EXPENSE

The components of the income tax (benefit) expense are as follows for the years ended December 31:

	2008	2007
Current:
Federal	$1,298	$1,281
State	347	271
	1,645	1,552
Deferred:
Federal	(2,296)	(154)
State	(808)	(48)
	(3,104)	(202)
Total income tax (benefit) expense	$(1,459)	$1,350

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows for the years ended December 31:

	2008	2007
	% of Income	% of Income
Federal income tax at statutory rate	(34.0)%	34.0%
Increase (decrease) in tax resulting from:
Tax-exempt income	(33.2)	(9.5)
Dividends paid to ESOP	(1.6)	(0.6)
Unallowable expenses	4.4	1.0
Other	(6.6)	(0.5)
State tax (benefit) expense, net of federal expense (benefit)	(18.7)	3.0
Effective tax rates	(89.7)%	27.4%

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 9—INCOME TAX (BENEFIT) EXPENSE (Continued)

The Company had gross deferred tax assets and gross deferred tax liabilities as follows as of December 31:

	2008	2007
Deferred tax assets:
Allowance for loan losses	$1,583	$1,300
Deferred compensation	882	820
Accrued retirement benefits	125	152
Accrued interest on nonperforming loans	8	2
Accrued pension	93	152
Writedown of securities	2,853	—
Unrecognized employee benefit costs under SFAS No. 158	1,239	268
Net unrealized holding loss on available-for-sale securities	850	117
Gross deferred tax assets	7,633	2,811
Deferred tax liabilities:
Accelerated depreciation	60	36
Loan origination fees and costs, net	275	278
Other adjustments	26	24
Mortgage servicing rights	15	24
Gross deferred tax liabilities	376	362
Net deferred tax asset	$7,257	$2,449

Deferred tax assets as of December 31, 2008 and 2007 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred tax assets will be realized.

As of December 31, 2008, the Company had no operating loss and tax credit carryovers for tax purposes.

The Company adopted FASB interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (FIN 48) as of December 31, 2008. It is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. There was no effect on the Company’s balance sheet or income statement from adoption of FIN 48.

NOTE 10—STOCK COMPENSATION PLANS

In 2005, the Company adopted the 2005 Restricted Stock Plan under which up to 37,000 shares of stock of the Company may be awarded to key employees or directors of the Company. In 2008, 9,000 shares of restricted stock grants were awarded at the market price of $19.50; and in 2007, 9,275 shares of restricted stock grants were awarded at the market price of $21.85. As of December 31, 2008 and

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 10—STOCK COMPENSATION PLANS (Continued)

2007, 2,250 shares and 270 shares, respectively, were vested. Compensation cost relating to the 2005 Restricted Stock Plan totaled $82 in 2008 and $39 in 2007. As of December 31, 2008, there was $252 of unrecognized compensation cost related to nonvested shares awarded. That cost is expected to be recognized over a weighted average period of 2.25 years.

The Company has also adopted five fixed option, stock-based compensation plans. Under the 1996 amended 1987 Incentive Stock Option Plan for Key Employees, the Company may grant up to 97,650 shares, at fair value, to key employees. Under the 1996 Incentive Stock Option Plan for Key Employees the Company may grant up to 75,390 shares of common stock, at fair value, to key employees. Under the 1998 Incentive Stock Option Plan for Key Employees the Company may grant up to 63,000 shares of common stock, at fair value, to present and future employees. Under the 1996, 1994 and 1993 amended 1987 Director’s plan, the Company may grant up to 113,400 shares of common stock to present and future directors at prices and exercise terms as determined by the Board of Directors. Under the 1998 amended 2002 Directors’ plan, the Company may grant up to 54,521 shares of common stock to present and future Directors. Under the 1998 Directors’ Plan, stock options are granted at prices and exercise terms as determined by the Board of Directors. In 2002, the 1998 Director’s Stock Option Plan was amended so that all options granted under the plan shall immediately vest in full upon a Director reaching mandatory retirement age and that all options granted shall expire if not exercised within 90 days after the Director’s retirement.

A summary of the status of the Company’s fixed stock option plans as of December 31, 2008 and 2007 and changes during the years ending on those dates is presented below:

	2008		2007
Fixed Options	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	25,509	$15.01	71,454	$14.71
Exercised	(12,748)	15.66	(43,675)	14.73
Forfeited	—	—	(2,270)	11.01
Outstanding at end of year	12,761	14.35	25,509	15.01
Options exercisable at year-end	10,493	$14.48	21,297	$15.23
Weighted-average fair value of options granted during the year	N/A		N/A

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 10—STOCK COMPENSATION PLANS (Continued)

The following table summarizes information about fixed stock options outstanding as of December 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of 12/31/08	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable as of 12/31/08	Weighted-Average Exercise Price
$13.36 - 13.40	4,126	2.21 years	$13.37	2,614	$13.38
14.52	6,535	1.07 years	14.52	5,779	14.52
15.76	2,100	0.47 years	15.76	2,100	15.76
	12,761	1.34 years	14.35	10,493	14.48

As of December 31, 2008, there was $6 of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the stock option plans. That cost is expected to be recognized over a weighted- average period of 1.28 years.

NOTE 11—EMPLOYEE BENEFITS OTHER THAN POSTRETIREMENT, MEDICAL AND LIFE INSURANCE BENEFITS

Defined benefit pension plan

The Company provides pension benefits for eligible employees through a defined benefit pension plan (plan).

Effective January 1, 2006, the Company suspended the plan so that participating employees no longer earn additional defined benefits for future services.

The following tables set forth information about the plan, using a measurement date of December 31, as of December 31 and the years then ended:

	2008	2007
Change in projected benefit obligation:
Benefit obligation at beginning of year	$8,178	$7,861
Interest cost	500	494
Benefits paid	(397)	(385)
Actuarial (gain) loss	(61)	208
Benefit obligation at end of year	8,220	8,178

Change in plan assets:
Plan assets at estimated fair value at beginning of year	7,356	7,362
Actual return on plan assets	(1,814)	379
Benefits paid	(397)	(385)
Fair value of plan assets at end of year	5,145	7,356
Funded status	$(3,075)	$(822)

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 11—EMPLOYEE BENEFITS OTHER THAN POSTRETIREMENT, MEDICAL AND LIFE INSURANCE BENEFITS (Continued)

Amounts recognized in accumulated other comprehensive loss, before tax effect, consist of an unrecognized net loss of $2,848 and $450 as of December 31, 2008 and 2007, respectively.

The accumulated benefit obligation for the defined benefit pension plan was $8,220 and $8,178 at December 31, 2008 and 2007, respectively.

The discount rate used in determining the actuarial present value of the projected benefit obligation was 6.25% for 2008 and 2007.

Components of net periodic cost and other amounts recognized in other comprehensive (loss) income:

	2008	2007
Interest cost on benefit obligation	$500	$494
Expected return on assets	(645)	(646)
Net periodic benefit	(145)	(152)
Other changes in plan assets and benefit obligations recognized in other comprehensive loss:
Net actuarial loss	2,398	475
Total recognized in other comprehensive loss	2,398	475
Total recognized in plan income and other comprehensive loss	$2,253	$323

The estimated unrecognized net actuarial loss that is expected to be recognized into net periodic benefit or cost is $178 in 2009.

For the years ended December 31, 2008 and 2007, the assumptions used to determine the net periodic benefit are as follows:

	Years Ended December 31,
	2008	2007
Discount rate	6.25%	6.25%
Expected long-term rate of return on plan assets	9.00%	9.00%

The expected long-term rate of return on plan assets for the pension plan is based on historical returns on plan assets, current and future asset allocations, and Company management’s outlook for long-term interest rates.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 11—EMPLOYEE BENEFITS OTHER THAN POSTRETIREMENT, MEDICAL AND LIFE INSURANCE BENEFITS (Continued)

Plan Assets

The Company’s pension plan asset allocations by asset category are as follows:

	December 31, 2008		December 31, 2007
	Fair Value	Percent	Fair Value	Percent
Accrued income	$14.3%		$18.2%
Beverly National Bank money market account	602	11.7	548	7.5
Fixed income securities	1,196	23.2	1,601	21.8
Equity securities	3,333	64.8	5,189	70.5
Total	$5,145	100.0%	$7,356	100.0%

Except for the money market account, there were no securities of the Company and related parties included in plan assets as of December 31, 2008 and 2007.

The plan’s investments are managed in accordance with the Bank’s Trust Department investment management policies and procedures. To achieve the plan’s investment objectives, assets within the plan are allocated among a number of asset classes to ensure a proper level of diversification, risk, return and liquidity. The plan’s investment portfolio is managed under a “balanced” asset allocation objective, and as of December 31, 2008 the allocation guidelines are as follows:

	Range	Long-Term Target
Equity securities	65% - 75%	70%
Fixed income securities	25% - 35%	30%

Based on current data and assumptions, the following benefits are expected to be paid for each of the following five years and in the aggregate five years thereafter:

2009	$430
2010	426
2011	418
2012	430
2013	423
2014 - 2018	2,678

The Company does not expect to make a contribution to its pension plan in 2009.

Supplemental Retirement Plans

On December 24, 1996 the Company adopted a Supplemental Retirement Plan for two executive officers. This plan provides nonfunded retirement benefits designed to supplement benefits available through the Company’s retirement plan for employees.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 11—EMPLOYEE BENEFITS OTHER THAN POSTRETIREMENT, MEDICAL AND LIFE INSURANCE BENEFITS (Continued)

The following tables set forth information about the plan as of December 31 and the years then ended:

	2008	2007
Changes in projected benefit obligation:
Benefit obligation at beginning of year	$1,154	$1,204
Interest cost	70	75
Benefit paid	(123)	(123)
Actuarial gain	—	(2)
Benefit obligation at end of year	1,101	1,154
Plan assets	0	0
Funded status included in other liabilities	$(1,101)	$(1,154)

Amounts recognized in accumulated other comprehensive loss, before tax effect, consist of an unrecognized net actuarial loss of $115 as of December 31, 2008 and an unrecognized net actuarial loss of $118 as of December 31, 2007.

The accumulated benefit obligation for the supplemental retirement plan was $1,101 and $1,154 at December 31, 2008 and 2007, respectively.

	2008	2007
Components of net periodic cost:
Interest cost	$70	$75
Amortization of unrecognized net loss	3	3
Net periodic pension cost	73	78
Other changes in benefit obligations recognized in other comprehensive loss:
Net actuarial gain	0	(2)
Amortization of unrecognized net actuarial loss	(3)	(3)
Total recognized in other comprehensive loss	(3)	(5)
Total recognized in net periodic benefit cost and other comprehensive loss	$70	$73

The estimated unrecognized net actuarial loss that will be amortized from accumulated other comprehensive loss into net periodic pension cost over the year ended December 31, 2009 is $5.

The discount rate used in determining the projected benefit obligation and net periodic pension cost was 6.25% for 2008 and 2007.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 11—EMPLOYEE BENEFITS OTHER THAN POSTRETIREMENT, MEDICAL AND LIFE INSURANCE BENEFITS (Continued)

Estimated future benefit payments for each of the following five years and in the aggregate five years thereafter are as follows:

2009	$123
2010	123
2011	123
2012	123
2013	123
2014 - 2018	616

Certain assets of the Company, consisting of U.S. Government obligations, corporate bonds, equity instruments and life insurance policies, are in a Rabbi Trust. The Rabbi Trust is used to assist in the administration of the plan and is subject to the claims of creditors in the case of insolvency. The fair value of the assets in the Rabbi Trust amounted to $923 and $873 at December 31, 2008 and 2007, respectively. Such assets did not include any securities of the Company. See Note 3.

The supplemental retirement agreements under the plan provide that the officers do not have any right, title or interest in or to any specified assets of the Company, or any trust or escrow arrangement. In connection with the agreements, the Company established two trust agreements. The trustee of the trusts is another bank.

Salary Continuation Agreement

In 2003, the Company adopted a Salary Continuation Agreement for its chief executive officer. The agreement provides nonfunded retirement benefits for twenty years upon termination of employment on or after the normal retirement age. Upon a change in control, as defined in the agreement, the retirement benefits commence on the month following the executive’s normal retirement age. The agreement is unfunded and the Bank is the fiduciary and administrator.

As of December 31, 2008 and 2007, the liability for the agreement was $481 and $368, respectively. Expense for the agreement amounted to $113 and $92, respectively, for the years ending December 31, 2008 and 2007.

Defined Contribution Plan

The Bank has a 401(k) profit sharing plan whereby substantially all employees participate in the plan. In the plan, the Bank is making matching contributions equal to one hundred percent of salary deferral up to 4.5% of participant’s compensation. All eligible participants also receive a Bank contribution equal to two percent of compensation. Total contributions under this Plan amounted to $397 for 2008 and $367 for 2007.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 11—EMPLOYEE BENEFITS OTHER THAN POSTRETIREMENT, MEDICAL AND LIFE INSURANCE BENEFITS (Continued)

Employee Stock Ownership Plan

The Company sponsors an Employee Stock Ownership Plan (ESOP). This plan is offered to employees who have attained age 21 and who have been employed by the Company and completed a minimum of 1,000 hours of employment. The plan entitles Company employees to common stock or cash upon retirement, disability, death or separation from service from the Company based on a vesting schedule. Benefits become 25% vested after two years of vesting service and increase to 100% vested after five years of vesting service.

The Company makes annual contributions to the ESOP in amounts determined by the board of directors, subject to a limitation based on earnings and capital of the Company. Such contributions are first made to permit required payments of amounts due under any acquisition loans. Dividends received by the ESOP on shares of the Company owned by the ESOP are used to repay any acquisition loans or are credited to the accounts of allocated shares. The ESOP may borrow money to purchase shares of the Company. The shares are pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. Any debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as unearned ESOP shares in the statement of financial position. There was no ESOP compensation expense in 2008 and 2007. In 2008 the ESOP purchased no shares of the Company and in 2007 the ESOP purchased 4,000 shares of the Company. No money was borrowed to fund the purchases.

The ESOP shares were as follows as of December 31:

	2008	2007
Allocated shares	90,877	101,780
Total ESOP shares	90,877	101,780

Change in Control

One of the Company’s executive officers has a change in control agreement (agreement) with the Company which states that if the executive officer’s employment is terminated within 24 months after a change in control as defined in the agreement, then the officer is entitled to a lump sum equal to the product of the average sum of annual base compensation (salary plus bonus) for the five years (or the term of employment, if less) preceding a change in control multiplied by three, less one hundred dollars.

Six executive officers have change in control agreements which state that if the executive officer’s employment is terminated within 24 months after a change in control as defined in the agreement, then the officers are entitled to a lump sum equal to the product of the average sum of annual base compensation (salary plus bonus) paid to the executive officer for the five years (or the term of employment, if less) preceding a change in control multiplied by two, less one hundred dollars.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 12—POSTRETIREMENT BENEFITS OTHER THAN PENSION

The Company provides postretirement medical and life insurance benefits for retired employees. The Company follows the accounting guidance of SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” as amended by SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” The Company funds medical and life insurance benefit costs on a pay-as-you-go basis. Participation in this plan was frozen in 1993 to include only individuals who met certain age and service requirements. The program was adjusted in 2003 to cap the reimbursement of the Medicare Part B rate at the 2003 level for medical reimbursement and discontinue the dental coverage subsidy for all participants.

The following tables set forth information about the plan, using a measurement date of December 31, as of December 31 and the years then ended:

	2008	2007
Change in accumulated postretirement benefit obligation:
Benefit obligation at beginning of year	$457	$468
Service cost	3	3
Interest cost	29	28
Participant contributions	51	—
Actuarial (gain) loss	(83)	13
Benefits paid	(86)	(55)
Benefit obligation at end of year	371	457
Fair value of plan assets at end of year	0	0
Funded status included in other liabilities	$(371)	$(457)

Amounts recognized in accumulated other comprehensive loss, before tax effect, consist of the following as of December 31:

	2008	2007
Transition obligation	$128	$159
Net actuarial gain	(63)	(72)
	$65	$87

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 12—POSTRETIREMENT BENEFITS OTHER THAN PENSION (Continued)

Components of net periodic cost and other amounts recognized in other comprehensive loss:

	2008	2007
Service cost	$3	$3
Interest cost on benefit obligation	29	28
Amortization of transition obligation	31	30
Amortization of actuarial gain	(109)	(2)
Net periodic cost	(46)	59
Other changes in benefit obligations recognized in other comprehensive loss:
Amortization of transition obligation	(31)	(30)
Actuarial (gain) loss	(83)	13
Amortization of actuarial gain	92	2
Total recognized in other comprehensive loss	(22)	(15)
Total recognized in net periodic benefit cost and other comprehensive loss	$(68)	$44

The estimated net actuarial gain and transition obligation that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the year ended December 31, 2009 are $2 and $31, respectively.

	2008	2007
Assumptions:
Weighted-average assumptions used to determine benefit obligation at December 31:
Discount rate	6.25%	6.25%
Weighted-average assumption used to determine net periodic cost for years ended December 31:
Discount rate	6.25%	6.25%

Assumed health care cost trend rates have no effect on the amounts reported for the health care plan.

Based on current data and assumptions, the following benefits are expected to be paid for each of the following five years and in the aggregate the five years thereafter:

2009	$45
2010	43
2011	41
2012	39
2013	37
2014 - 2018	154

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 12—POSTRETIREMENT BENEFITS OTHER THAN PENSION (Continued)

In 2008, the Company adopted EITF Issue 06-4 and recognized a liability for the Company’s future postretirement benefit obligations under endorsement split-dollar life insurance arrangements. The Company recognized this change in accounting principle as a cumulative effect adjustment to retained earnings of $309. The total liability for the arrangements included in other liabilities was $365 at December 31, 2008. Expense under this arrangement was $60 for 2008 and life insurance income was $4.

NOTE 13—COMMITMENTS AND CONTINGENT LIABILITIES

The Company is obligated under various lease agreements covering branch offices and ATM locations. The terms expire between October 31, 2009 and December 31, 2028. Options to renew for additional terms are included under the operating lease agreements. The total minimum rental due in future periods under these existing agreements is as follows as of December 31, 2008:

2009	$692
2010	656
2011	651
2012	673
2013	673
Years thereafter	6,954
Total minimum lease payments	$10,299

Certain leases contain provisions for escalation of minimum lease payments contingent upon increases in real estate taxes and percentage increases in the consumer price index. The total rental expense amounted to $839 for 2008 and $692 for 2007.

The Company entered into an agreement with a data processing services provider. Under the agreement, the Company is obligated to pay monthly minimum processing fees through February 2016 and the Company may cancel the agreement at any time, provided the Company pays a termination fee equal to eighty five percent (85%) of the Estimated Remaining Value as defined in the agreement.

NOTE 14—FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements, which provides a framework for measuring fair value under generally accepted accounting principles.

The Company also adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. SFAS No. 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. The Company did not elect fair value treatment for any financial assets or liabilities upon adoption.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 14—FAIR VALUE MEASUREMENTS (Continued)

In accordance with SFAS 157, the Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1—Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury, other U.S. Government and agency mortgage-backed securities that are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2—Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities.

Level 3—Valuations for assets and liabilities that are derived from other methodologies, including option pricing models, discounted cash flow models and similar techniques, are not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets and liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of the Company’s financial assets and financial liabilities carried at fair value for December 31, 2008.

The Company’s cash instruments are generally classified within level 1 or level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency.

The Company’s investments in debt and mortgage-backed securities available-for-sale are generally classified within level 2 of the fair value hierarchy. For these securities, we obtain fair value measurements from independent pricing services. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. treasury yield curve, trading levels, market consensus prepayment speeds, credit information and the instrument’s terms and conditions.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used. Subsequent to inception, management only changes level 3 inputs and assumptions when corroborated by evidence such as transactions in similar instruments, completed or pending third-party transactions in the underlying investment or comparable entities, subsequent rounds of financing, recapitalization and other transactions across the capital structure, offerings in the equity or debt markets, and changes in financial ratios or cash flows.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 14—FAIR VALUE MEASUREMENTS (Continued)

The Company’s impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using level 2 inputs based upon appraisals of similar properties obtained from a third party.

The following summarizes assets measured at fair value for the period ending December 31, 2008.

ASSETS MEASURED AT FAIR VALUE ON A RECURRING BASIS

	Fair Value Measurements at Reporting Date Using:
	December 31, 2008	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Securities available-for-sale	$103,623	$2,684	$92,437	$8,502
Impaired loans	158	—	158	—
Trading securities	350	350	—	—
Totals	$104,131	$3,034	$92,595	$8,502

	Fair Value Measurements Using Significant Unobservable Inputs Level 3
	Available-for-Sale Securities	Total
Beginning balance January 1, 2008	$8,940	$8,940
Total gains or losses (realized/unrealized)
Included in earnings	(3,042)	(3,042)
Included in other comprehensive income	(592)	(592)
Amortization of securities, net	(81)	(81)
Transfers in and/or out of Level 3	3,277	3,277
Ending balance, December 31, 2008	$8,502	$8,502
The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date	$0	$0

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 14—FAIR VALUE MEASUREMENTS (Continued)

The estimated fair values of the Company’s financial instruments are as follows as of December 31:

	2008		2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$16,550	$16,550	$15,495	$15,495
Trading securities	350	350	308	308
Available-for-sale securities	103,623	103,623	114,793	114,793
Federal Home Loan Bank stock	4,086	4,086	3,452	3,452
Federal Reserve Bank stock	553	553	553	553
Loans, net	334,639	336,729	318,356	319,182
Accrued interest receivable	1,769	1,769	1,805	1,805

Financial liabilities:
Deposits	339,533	340,121	350,310	350,727
Federal Home Loan Bank advances	84,425	87,695	59,616	59,499
Securities sold under agreements to repurchase	13,289	13,289	11,638	11,638

The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheets under the indicated captions, except for trading securities which are included in other assets on the consolidated balance sheets. Accounting policies related to financial instruments are described in Note 2.

NOTE 15—FINANCIAL INSTRUMENTS

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 15—FINANCIAL INSTRUMENTS (Continued)

case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. As of December 31, 2008 and 2007, the maximum potential amount of the Company’s obligation was $271 and $887, respectively, for financial and standby letters of credit. The Company’s outstanding letters of credit generally have a term of less than one year. If a letter of credit is drawn upon, the Company may seek recourse through the customer’s underlying line of credit. If the customer’s line of credit is also in default, the Company may take possession of the collateral, if any, securing the line of credit.

Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of December 31:

	2008	2007
Commitments to originate loans	$2,700	$4,080
Standby letters of credit	271	887
Unadvanced portions of loans:
Consumer	867	1,758
Home equity	26,851	25,205
Commercial lines of credit	31,972	26,371
Commercial construction	1,135	3,106
Residential construction	60	507
	$63,856	$61,914

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

NOTE 16—SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Company’s business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company’s loan portfolio is comprised of loans collateralized by real estate located in the state of Massachusetts.

NOTE 17—REGULATORY MATTERS

The Bank, as a National Bank is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year’s earnings (as defined) plus the retained earnings (as defined) from the prior two years. As of December 31, 2008, the Bank could declare dividends up to $2,843 without the approval of the Comptroller of the Currency.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 17—REGULATORY MATTERS (Continued)

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2008 and 2007, that the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2008, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2008:
Total Capital (to Risk Weighted Assets):
Beverly National Bank	$45,812	12.61%	$29,071	≥8.0%	$36,339	≥10.0%
Tier 1 Capital (to Risk Weighted Assets):
Beverly National Bank	41,624	11.45	14,535	≥4.0	21,803	≥6.0
Tier 1 Capital (to Average Assets):
Beverly National Bank	41,624	8.69	19,156	≥4.0	23,945	≥5.0

As of December 31, 2007:
Total Capital (to Risk Weighted Assets):
Beverly National Bank	47,785	14.07	27,165	≥8.0	33,956	≥10.0
Tier 1 Capital (to Risk Weighted Assets):
Beverly National Bank	44,109	12.99	13,583	≥4.0	20,374	≥6.0
Tier 1 Capital (to Average Assets):
Beverly National Bank	44,109	9.39	18,796	≥4.0	23,495	≥5.0

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 18—(LOSS) EARNINGS PER SHARE (EPS)

Reconciliation of the numerators and the denominators of the basic and diluted per share computations for net (loss) income are as follows:

	(Loss) Income (Numerator)	Shares (Denominator)	Per-Share Amount
Year ended December 31, 2008
Basic EPS
Net (loss) income and income available to common stockholders	$(167)	2,660,918	$(.06)
Effect of dilutive securities, options	—	—
Diluted EPS
(Loss) income available to common stockholders and assumed conversions	$—	—	$—
Year ended December 31, 2007
Basic EPS
Net income and income available to common stockholders	$3,570	2,730,827	$1.31
Effect of dilutive securities, options	—	15,546
Diluted EPS
Income available to common stockholders and assumed conversions	$3,570	2,746,373	$1.30

NOTE 19—RECLASSIFICATION

Certain amounts in the prior year have been reclassified to be consistent with the current year’s statement presentation.

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 20—PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following financial statements are presented for the Beverly National Corporation (Parent Company Only) and should be read in conjunction with the consolidated financial statements.

BEVERLY NATIONAL CORPORATION

(Parent Company Only)

BALANCE SHEETS

December 31, 2008 and 2007

(Dollars in thousands, except per share data)

	2008	2007
ASSETS
Cash	$288	$126
Money market deposit account at Beverly National Bank	470	4
Short-term investments	343	903
Cash and cash equivalents	1,101	1,033
Investment in Beverly National Bank	38,708	43,591
Investment in available-for-sale securities (at fair value)	5	5
Premises and equipment	1,271	1,358
Interest receivable	—	4
Due from affiliates	128	—
Prepaid expenses	9	7
Total assets	$41,222	$45,998
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued and deferred taxes	$176	$183
Accrued audit expense	8	28
Due to affiliates	—	17
Other liabilities	—	5
Total liabilities	184	233
Stockholders’ equity:
Preferred stock, $1.00 par value per share; 300,000 shares authorized; issued and outstanding none	—	—
Common stock, par value $2.50 per share; authorized 5,000,000 shares; issued 2,912,437 shares as of December 31, 2008 and 2,890,690 shares as of December 31, 2007; outstanding, 2,663,545 shares as of December 31, 2008 and 2,641,798 shares as of December 31, 2007	7,281	7,227
Paid-in capital	22,917	22,586
Retained earnings	18,459	21,050
Treasury stock, at cost (248,892 shares as of December 31, 2008 and 2007)	(4,370)	(4,370)
Unearned shares, Restricted Stock Plan (15,755 shares as of December 31, 2008 and 9,005 shares as of December 31, 2007)	(323)	(197)
Accumulated other comprehensive loss	(2,926)	(531)
Total stockholders’ equity	41,038	45,765
Total liabilities and stockholders’ equity	$41,222	$45,998

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 20—PARENT COMPANY ONLY FINANCIAL STATEMENTS (Continued)

BEVERLY NATIONAL CORPORATION

(Parent Company Only)

STATEMENTS OF INCOME

Years Ended December 31, 2008 and 2007

(In thousands)

	2008	2007
Interest and dividend income:
Interest on taxable investment securities	$12	$55
Interest on money market account	5	74
Total interest and dividend income	17	129
Other income:
Dividends from subsidiary Beverly National Bank	2,000	—
Rental income	196	218
Total other income	2,196	218
Expenses:
Occupancy expense	135	146
Professional fees	—	83
Other expense	83	67
Total expenses	218	296
Income before income tax benefit and equity in undistributed net (loss) income of subsidiary	1,995	51
Income tax benefit	(27)	(12)
Income before equity in undistributed net (loss) income of subsidiary	2,022	63
Equity in undistributed net (loss) income of subsidiary:
Beverly National Bank	(2,189)	3,507
Net (loss) income	$(167)	$3,570

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

NOTE 20—PARENT COMPANY ONLY FINANCIAL STATEMENTS (Continued)

BEVERLY NATIONAL CORPORATION

(Parent Company Only)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008 and 2007

(In thousands)

	2008	2007
Cash flows from operating activities:
Net (loss) income	$(167)	$3,570
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Undistributed net loss (income) of subsidiary	2,189	(3,507)
Increase (decrease) in accrued expenses and other liabilities	24	(6)
Depreciation expense	87	94
(Increase) decrease in prepaid expenses	(2)	12
Change in due to/from affiliates	(145)	(46)
Decrease in interest receivable	4	—
Change in accrued and deferred taxes	(7)	(69)
Net cash provided by operating activities	1,983	48
Cash flows from financing activities:
Proceeds from exercise of stock options	200	643
Purchase of treasury stock	—	(2,875)
Dividends paid	(2,115)	(2,214)
Net cash used in financing activities	(1,915)	(4,446)
Net increase (decrease) in cash and cash equivalents	68	(4,398)
Cash and cash equivalents at beginning of year	1,033	5,431
Cash and cash equivalents at end of year	$1,101	$1,033
Supplemental disclosure:
Income taxes (received) paid	$(20)	$57

The Parent Company Only Statements of Changes in Stockholders’ Equity are identical to the Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2008 and 2007, and therefore are not reprinted here.